                                               PROVIDENT BANCORP, INC.
                                                    AMENDED AND RESTATED

                                                        1988
                                                      Stock Option Plan

                                            As Amended Through December 19, 2002

                                                      ARTICLE 1

                                                     OBJECTIVES

         Provident  Bancorp,  Inc.  ("Provident")  has  established  this Stock  Option Plan  effective  June 1, 1988,  as an incentive to the attraction and retention of dedicated and loyal employees of outstanding  ability,  to stimulate the efforts of such persons in meeting  Provident's  objectives and to encourage  ownership of Provident Common Stock by employees.  This
Stock Option Plan was amended and restated on November 30, 1995.

                                                      ARTICLE 2

                                                     DEFINITIONS

         2.1      For purposes of the Plan the following terms shall have the definition which is attributed to them,  unless another definition is clearly indicated by a particular usage and context.

                  A.       "Code" means the Internal Revenue Code of 1986.
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                  B.       The "Company"  means  Provident  and any  subsidiary of  Provident,  as the term  "subsidiary"  is
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defined in Section 424(f) of the Code.

                  C.       "Date of Exercise"  means the date on which the Company has received a written  notice of exercise
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of an  Option,  in such  form as is  acceptable  to the  Committee,  and  full  payment  of the  purchase  price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Provident pursuant to Section 7.2 hereof.

                  D.       "Date of Grant" means the date on which the Committee makes an award of an Option.
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                  E.       "Eligible  Employee" means any individual who performs  services for the Company and is treated as
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an Employee  for federal  income tax  purposes.  A Director of the Company who is not an Eligible  Employee  described in the previous sentence is an Eligible Employee with respect to the grant of a Nonqualified Stock Option.

                  F.       "Effective Date" means June 1, 1988.
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                  G.       "Fair Market Value" means the average of the closing bid and asked prices for a Share  reported on
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any stock  exchange  or  over-the-counter  trading  system on which  Shares are trading on the last  trading  date prior to a specified date.

                  H.       "Incentive  Stock  Option" shall have the same meaning as given to that term by Section 422 of the
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Code.

                  I.       "Nonqualified  Stock  Option" means any Option  granted under the Plan which is not  considered an
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Incentive Stock Option.

                  J.       "Option"  means the right to purchase a stated number of Shares at a specified  price.  The option
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may be granted to an Eligible  Employee  subject to the terms of this Plan, and such other conditions and restrictions as the
Committee  deems  appropriate.  Each Option shall be designated by the Committee to be either an Incentive  Stock Option or a
Nonqualified Stock Option.

                  K.       "Option  Price" means the purchase  price per Share subject to an Option and shall be fixed by the
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Committee,  but  shall  not be less  than  95% of the  Fair  Market  Value  of a Share  on the Date of Grant in the case of a
Nonqualified  Stock  Option  or less  than  100% of the Fair  Market  Value of a Share on the Date of Grant in the case of an
Incentive Stock Option.

                  L.       "Permanent  and  Total  Disability"  shall  mean any  medically  determinable  physical  or mental
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impairment  rendering an individual unable to engage in any substantial  gainful  activity,  which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  M.       "Plan" means this 1988  Amended and  Restated  Stock Option Plan as it may be amended from time to
                            ----
time.

                  N.       "Share" means one share of the no par value Common Stock of the Company.
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                                                      ARTICLE 3

                                                   ADMINISTRATION

         3.1      The Plan shall be  administered  by a committee (the  "Committee")  designated by the Board of Directors of the Company.  The Committee shall be comprised  solely of three or more directors each of whom shall be (i) a  "disinterested person" as defined  under Rule 16b-3 of the  Securities  and Exchange Act of 1934 (the "Act") and (ii) an "outside  director"
to the extent  required by Section 162(m) of the Internal  Revenue Code ("Section  162(m)").  Notwithstanding  the foregoing, to the extent  relevant  state law now or  hereafter  permits,  the  Committee  may be  comprised  solely of two or more such directors.

         Actions shall be taken by a majority of the Committee.

         3.2      Except as  specifically  limited by the provisions of the Plan, the Committee in its discretion  shall have the authority to:

                  A.       Determine which Eligible Employees shall be granted Options;

                  B.       Determine the number of Shares which may be subject to each Option;

                  C.       Determine the Option Price;

                  D.       Determine the term of each Option;

                  E.       Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

                  F.       Interpret the provisions of the Plan and decide all questions of fact arising in its  application;
and

                  G.       Prescribe  such  rules and  procedures  for Plan  administration  as from time to time it may deem advisable.

         3.3      Any action,  decision,  interpretation or determination by the Committee with respect to the application or administration  of this Plan  shall be final and  binding  upon all  persons,  and need not be  uniform  with  respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

         3.4      No member of the  Committee  shall be liable  for any action or  determination  taken or made in good faith with  respect to the Plan or any  Option  granted  hereunder,  and to the  extent  permitted  by law,  all  members  shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                                      ARTICLE 4

                                               SHARES SUBJECT TO PLAN

         4.1      The Shares that may be made subject to Options granted under the Plan shall not exceed  1,737,500 Shares in the  aggregate.  Except as provided in Section 4.2,  upon lapse or  termination  of any Option for any reason  without  being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

         4.2      The maximum  number of Shares with  respect to which  options  may be granted to any  employee  during each fiscal year of the Company is 100,000.  If an Option is cancelled,  it continues to be counted  against the maximum number of
Shares  for which  Options  may be  granted  to an  employee.  If an Option is  repriced,  the  transaction  is  treated as a cancellation of the Option and a grant of new Option.

                                                      ARTICLE 5

                                                 GRANTING OF OPTIONS

         Subject to the terms and  conditions  of the Plan,  the  Committee  may,  from time to time,  prior to June 1, 1998, grant Options to Eligible  Employees on such terms and  conditions as the Committee may  determine.  More than one Option may be granted to the same Eligible Employee.

                                                      ARTICLE 6

                                                  TERMS OF OPTIONS

         6.1      Subject to specific  provisions  relating to  Incentive  Stock  Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised  during the first twelve  months of the term of said  Option.  Commencing  on the first  anniversary  of the Date of Grant of an  Option,  the  Option  may be
exercised  for 25% of the total  Shares  covered by the Option  with an  additional  25% of the total  Shares  covered by the
Option becoming  exercisable on each succeeding  anniversary  until the Option is exercisable to its full extent.  This right of exercise  shall be cumulative  and shall be  exercisable  in whole or in part.  The Committee in its sole  discretion  may permit  particular  holders of Options to exercise an Option to a greater  extent than  provided  herein.  The  Committee may establish a different  exercise  schedule and impose other  conditions  upon exercise for any particular  Option or groups of
Options.

         6.2      The holder of an Option  must  remain  continuously  in the  service of the  Company as an  employee  for a period of at least twelve months.  Nothing  contained in this Plan or in any Option granted  pursuant to it shall confer upon any  employee  any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate  employment  at any time.  So long as a holder of an Option shall  continue to be an employee of the  Company,  the
Option shall not be affected by any change of the employee's duties or position.

                                                      ARTICLE 7

                                                 EXERCISE OF OPTIONS

         7.1      Any person  entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company,  attention  Corporate  Secretary,  at its  principal  office.  The written  notice shall specify the number of Shares  for which an Option is being  exercised  and the grant  date of the  option  being  exercised  and shall be accompanied by full payment of the Option Price for the Shares being purchased.

         7.2      Alternatively  to exercise  pursuant to paragraph  7.1,  persons  exercising  options may deliver a written notice of exercise to Provident,  Attention corporate  secretary,  accompanied by irrevocable  instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price to Provident.

                                                      ARTICLE 8

                                               PAYMENT OF OPTION PRICE

         8.1      In the sole discretion of the Committee,  Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both.  Shares tendered shall be valued at their Fair Market Value.

                                                      ARTICLE 9

                                   INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

         9.1      The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock
Option or a Nonqualified Stock Option.  The Committee may grant both an Incentive Stock Option and a Nonqualified Stock
Option to the same individual.  However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

         9.2      Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan.  In addition, the Incentive Stock Option shall be subject to the following specific provisions:

                  A.       At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

                           (i)      The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant;
and

                           (ii)     The term of the Option shall not be greater than five years of the Date of Grant.

                  B.       The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which
Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

         9.3      If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                                         ARTICLE 10

                                                 TRANSFERABILITY OF OPTIONS

         During the  lifetime of an Eligible  Employee to whom an Option has been  granted,  such Option is not  transferable voluntarily or by operation of law and may be exercised only by such  individual.  Upon the death of an Eligible  Employee to whom an Option has been granted,  the Option may be transferred to the  beneficiaries or heirs of the holder of the Option by will or by the laws of descent and  distribution.  Notwithstanding  the above,  the Committee may, with respect to particular
Options,  establish or modify the terms of the Option to allow the Option to be  transferred  at the request of the holder of the Option to trusts  established  by the holder or as to which the holder is a grantor or to family members of the holder or otherwise  for  personal and tax planning  purposes of the holder.  In the event the  Committee  allows such  transfer,  such
Options shall not be exercisable for a period of six months following the action of the Committee.

                                                     ARTICLE 11

                                               TERMINATION OF OPTIONS

         11.1     An Option will terminate as follows:

                  A.       Upon exercise or expiration by its terms.

                  B.       Upon termination of employment,  the then-exercisable  portion of any Option will terminate on the
90th day  after  the date of  termination.  The  portion  not  exercisable  will  terminate  on the  date of  termination  of employment.  For purposes of the Plan, a leave of absence  approved by the Company shall not be deemed to be  termination  of employment.

                  C.       If an  Eligible  Employee  holding an Option  dies or becomes  subject  to a  Permanent  and Total
Disability while employed by the Company,  or within 90 days after  termination of employment,  such Option may be exercised, to the extent  exercisable  on the earlier of the date of  termination  of employment or date of the  occurrence of the event which  triggers the  operation of this  paragraph,  at any time within one year after the date of such death or occurrence of
Permanent  and Total  Disability  by the estate or guardian  of such  person or by those  persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

         11.2     Except as provided in Article 12 hereof,  in no event will the continuation of the term of an Option beyond the date of termination of employment  allow the Eligible  Employee,  or his  beneficiaries  or heirs,  to accrue  additional rights under the Plan,  or to purchase  more Shares  through the exercise of an Option than could have been  purchased on the day that employment was terminated.  In addition,  notwithstanding  anything  contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                                     ARTICLE 12

                                       ADJUSTMENTS TO SHARES AND OPTION PRICE

         12.1     In the event of changes in the  outstanding  Common  Stock of the  Company as a result of stock  dividends, stock splits, reclassifications,  reorganizations, redesignations, mergers, consolidations,  recapitalizations,  combinations or  exchanges  of Shares,  or other such  changes,  the number and class of Shares for all  purposes  covered by the Plan and number  and class of Shares  and price per Share for each  outstanding  Option  covered  by the Plan  shall be  appropriately adjusted by the Committee.

         12.2     The Committee  shall make  appropriate  adjustments  in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

         12.3     In the event of the  dissolution  or  liquidation of the Company or any merger (other than a merger for the purpose  of the  redomestication  of the  Company  not  involving  a change in  control),  consolidation,  exchange  or other transaction  in which the Company is not the  surviving  corporation  or in which the  outstanding  Shares of the Company are converted  into cash,  other  securities or other  property,  each  outstanding  Option shall,  without regard to any vesting schedule or performance target and notwithstanding  anything to the contrary set forth herein,  automatically and immediately become fully exercisable immediately prior to such event.

         12.4     All outstanding Options shall become immediately  exercisable in full if a change in control of the Company occurs,  notwithstanding  anything to the contrary set forth herein. For purposes of this Agreement,  a "change in control of the Company"  shall be deemed to have occurred if (a) any  "person," as such term is used in Sections  13(d) and 14(d) of the
Act, other than (i) a trustee or other fiduciary  holding  securities  under an employee  benefit plan of the Company or (ii)
Carl H.  Lindner  or any member of his  family,  becomes  the  "beneficial  owner,"  as defined in Rule 13d-3  under the Act, directly or indirectly,  of securities of the Company  representing 30% or more of the combined voting power of the Company's then  outstanding  securities;  or (b) during any period of one year (not including any period prior to the execution of this
Agreement),  individuals  who at the beginning of such period  constitute  the Board of Directors and any new director  whose election  by the  Board  or  nomination  for  election  by the  Company's  shareholders  was  approved  by a vote of at least two-thirds  (2/3) of the  Directors  then still in office who either were  Directors at the  beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

                                                     ARTICLE 13

                                                  OPTION AGREEMENTS

         13.1     All Options  granted under the Plan shall be evidenced by a written  agreement in such form or forms as the
Committee in its sole discretion may determine.

         13.2     Each optionee,  by acceptance of an Option under this Plan,  shall be deemed to have consented to be bound, on the optionee's  own behalf and on behalf of the  optionee's  heirs,  assigns and legal  representatives,  by all terms and conditions of this Plan.

                                                     ARTICLE 14

                                          AMENDMENT OR TERMINATION OF PLAN

         14.1     The Board of Directors of the Company may at any time amend,  suspend,  or  terminate  the Plan;  provided, however,  that no amendments by the Board of Directors of the Company shall,  without further approval of the shareholders of the Company:

         A.       Change the definition of Eligible Employees;

         B.       Except as  provided  in  Articles 4 and 12 hereof,  increase  the number of Shares  which may be subject to
Options granted under the Plan.

         C.       Cause  the Plan or any  Option  granted  under  the  Plan to fail to (i) be  excluded  from the $1  million deduction  limitation  imposed by Section 162 (m) of the Code, or (ii) qualify as an  "Incentive  Stock Option" as defined by
Section 422 of the Code.

         D.       Permit the granting of Options to the individuals who are then members of the Committee.

         14.2     No amendment or  termination  of the Plan shall alter or impair any Option  granted  under the Plan without the consent of the holder thereof.

         14.3     This Plan shall  continue  in effect  until the  expiration  of all Options  granted  under the Plan unless terminated earlier in accordance with this Article 14; provided,  however,  that it shall otherwise  terminate and no options shall be granted ten years after the Effective Date.

                                                     ARTICLE 15

                                                   EFFECTIVE DATE

         This Plan  originally  became  effective as of June 1, 1988.  This Amended and Restated 1988 Stock Option Plan shall become effective as of November 30, 1995, having been adopted by the Board of Directors of the Company on such date.

                                                     ARTICLE 16

                                                    MISCELLANEOUS

         16.1     Nothing  contained  in this  Plan or in any  action  taken by the Board of  Directors  or  shareholders  of
Provident  shall  constitute  the granting of an Option.  An Option  shall be granted  only at such time as a written  Option shall have been  executed  and  delivered  to the  respective  employee  and the  employee  shall have  executed an agreement respecting the Option in conformance with the provisions of the Plan.

         16.2     Certificates  for Shares  purchased  through  exercise of Options  will be issued in regular  course  after exercise  of the Option and  payment  therefor  as called for by the terms of the Option but in no event shall the Company be obligated  to issue  certificates  more often than once each  quarter of each fiscal  year.  No persons  holding an Option or entitled to exercise an Option  granted under this Plan shall have any rights or  privileges of a shareholder  of the Company with respect to any Shares  issuable  upon  exercise of such Option until  certificates  representing  such Shares shall have been  issued  and  delivered.  No Shares  shall be issued  and  delivered  upon  exercise  of an Option  unless and until the
Company, in the opinion of its counsel, has complied with all applicable  registration  requirements of the Securities Act of
1933 and any  applicable  state  securities  laws and with any applicable  listing  requirements  of any national  securities exchange on which the Company securities may then be listed as well as any other requirements of law.